Exhibit 99.5

Independent Auditors’ Report

The Member

Colgate Energy Partners III, LLC:

Report on the Financial Statements

We have audited the accompanying Statement of Revenues and Direct Operating Expenses of Properties Acquired by Colgate Energy Partners III, LLC, for the year ended December 31, 2020, and the related notes to the Statement.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the Statement in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of Statement that are free from material misstatement.

Auditors’ Responsibility

Our responsibility is to express an opinion on the Statement based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the Statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of properties acquired by Colgate Energy Partners III, LLC as of December 31, 2020, for the year then ended in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter 1

As described in note 1, the accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the operations of the properties.

Emphasis of Matter 2

Accounting principles generally accepted in the United States of America require that the supplemental information relating to oil and natural gas producing activities be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by the United States Financial Accounting Standards Board who as described in Accounting Standards Codification Topic 932-235-50 considers the supplemental information to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with managements responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

/s/ KPMG

Dallas, Texas

December 14, 2021

Statement of Revenues and Direct Operating Expenses

of Properties Acquired by Colgate Energy Partners III, LLC

	Year Ended December 31,	Six Months Ended June 30,
(in thousands)	2020	2021
		(unaudited)
Revenues:
Oil, Natural Gas and NGL sales	$100,124	$74,807

Total revenues	100,124	74,807

Direct Operating expenses:
Lease Operating Expenses	50,063	25,107
Production and ad valorem taxes	8,488	6,084

Total direct operating expenses	58,551	31,191

Excess revenues over operating expenses	$41,573	$43,616

See accompanying notes to the Statement of Revenues and Direct Operating Expenses

(1)	Summary of Significant Accounting Policies

(a)	Basis of Presentation

On July 29, 2021, Colgate Energy Partners III, LLC (the “Company”) acquired (the “Acquisition”) certain proved and unproved oil and natural gas properties (the “Acquired Properties”) from Occidental Petroleum (“Seller”). The effective date for the Acquisition was April 1, 2021. The aggregate purchase price for the Acquisition was $478.5 million, subject to customary post-closing adjustments, all of which was paid in cash.

The accompanying Statement of Revenues and Direct Operating Expenses (the “Statement”) of the Acquired Properties were prepared based on carved-out financial information and data from the Seller’s historical accounting records and are presented on the accrual basis of accounting. Because the Acquired Properties are not separate legal entities, complete financial statements under United States generally accepted accounting principles (“GAAP”) are not available or practicable to produce. The Statement is not intended to be a complete presentation of the results of operations of the Acquired Properties and may not be representative of future operations as they do not reflect certain expenses that were incurred in connection with the ownership and operation of the Acquired Properties including, but not limited to (i) general and administrative expenses, (ii) interest expense, (iii) depreciation, depletion, and amortization and (iv) other indirect expenses. These costs were not separately allocated to the Acquired Properties in the accounting records of the Seller. In addition, these allocations, if made using historical general and administrative structures, would not produce allocations that would be indicative of the historical performance of the Acquired Properties had they been owned by the Company due to the differing size, structure, operations and accounting policies of the Seller and the Company. For these reasons, the Statement is not indicative of the results of operations of the Acquired Properties on a going forward basis due to changes in the business and the omission of various operating expenses.

(b)	Use of Estimates in Preparation of Financial Statements

The preparation of this Statement in conformity with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of revenues and direct operating expenses during the respective reporting periods. These estimates and assumptions are based on management’s best estimates and judgements. Actual results may differ from the estimates and assumptions used in the preparation of the Statement.

(c)	Revenue recognition

Seller records revenue from the sales of crude oil, natural gas and natural gas liquids (“NGL”) when they are produced and sold. The Seller recognizes revenue when a performance obligation is satisfied by the transfer of control over a product to the ultimate customer. Sales of oil, natural gas and NGLs are recognized at the time that control of the product is transferred to the customer and collectability is reasonably assured. Generally, the pricing provisions in the Seller’s contracts are tied to a market index, with certain adjustments based on, among other factors, whether a well delivers to a gathering or transmission line, the quality of the oil or natural gas, and prevailing supply and demand conditions. As a result, the prices of the Company’s oil, natural gas and NGLs fluctuate to remain competitive with other available oil, natural gas and NGLs supplies.

(d)	Direct Operating Expenses

Direct operating expenses are recorded when the related liability is incurred. Direct operating expenses include lease operating expenses, ad valorem taxes and severance taxes. Certain costs such as depletion, depreciation and amortization, accretion of asset retirement obligations, general and administrative expense and interest expense were not allocated to the Acquired Properties.

(2)	Related Party Transactions

All of the Seller’s operated crude oil and natural gas production and a portion of the Seller’s natural gas liquids are sold to a marketing affiliate, Occidental Energy Marketing, Inc (“OEMI”), who then subsequently markets the production to third parties which may be at a different delivery point and would be commingled with other Seller’s oil and natural gas production

(3)	Commitments and Contingencies

As represented by the Seller in the Acquisition Agreement, there are no known claims, litigation or disputes pending as of the effective date of the Acquisition Agreement, or any matters arising in connection with indemnification, and neither the Company nor the Seller are aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the Statement.

(4)	Subsequent Events

Management has evaluated subsequent events through December 14, 2021, the date the Statement was available to be issued, and has concluded there are no material subsequent events that would require disclosure in these financial statements.

(5)	Supplemental Disclosure of Oil and Natural Gas Operations (unaudited)

Estimated quantities of proved oil and gas reserves of the Acquired Properties were derived from reserve estimates prepared by the Company’s reserve engineers, as of December 31, 2020. Estimates of proved reserves are inherently imprecise and are continually subject to revision based on production history, results of additional exploration and development, price changes and other factors. All of the Acquired Properties proved reserves are located in the continental United States.

        Guidelines prescribed in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 932 (“ASC 932”), Extractive Activities — Oil and Gas, have been followed for computing a standardized measure of future net cash flows and changes therein relating to estimated proved reserves. Future cash inflows and future production and development costs are determined by applying prices and costs, including transportation, quality, and basis differentials, to the period-end estimated quantities of oil and gas to be produced in the future. The resulting future net cash flows are reduced to present value amounts by applying a ten percent annual discount factor. Future operating costs are determined based on estimates of expenditures to be incurred in producing the proved oil and gas reserves in place at the end of the period using period-end costs and assuming continuation of existing economic conditions, plus overhead incurred. Future development costs are determined based on estimates of capital expenditures to be incurred in developing proved oil and gas reserves.

        The assumptions used to compute the standardized measure are those prescribed by the FASB and the SEC. These assumptions do not necessarily reflect the Company’s expectations of actual revenues to be derived from those reserves, nor their present value. The limitations inherent in the reserve quantity estimation process, are equally applicable to the standardized measure computations since these reserve quantity estimates are the basis for the valuation process. Reserve estimates are inherently imprecise and estimates of new discoveries and undeveloped reserves are more imprecise than estimates of established proved producing oil and natural gas properties. Accordingly, these estimates are expected to change as future information becomes available. The Company is a pass through entity for tax purposes. Thus, the effect of future U.S. federal income taxes has been excluded from the standardized measure of discounted future net cash flows. However, the Company is subject to Texas franchise tax, and the expected impact of such taxes has been included.

The standardized measure of discounted future net cash flows is computed by applying the 12-month unweighted average of the first-day-of-the-month pricing for oil and natural gas to the estimated future production of proved oil and natural gas reserves less estimated future expenditures (based on year-end costs) to be incurred in developing and producing the proved reserves (including cost for future dismantlement, abandonment and rehabilitation obligations), discounted using a rate of 10 percent per year to reflect the estimated timing of the future cash flows.

Discounted future cash flow estimates like those shown below are not intended to represent estimates of the fair value of oil and natural gas properties. Estimates of fair value would also consider probable and possible reserves, anticipated future oil and natural gas prices, interest rates, changes in development and production costs and risks associated with future production. Because of these and other considerations, any estimate of fair value is necessarily subjective and imprecise.

The following table provides the changes in the Acquired Properties’ proved reserves for the period ended December 31, 2020:

	Oil (MBbl)	Gas (MMcf)	NGL (MBbl)	Total (MBoe)
Total proved reserves at December 31, 2019	15,187	33,778	4,825	25,642
Revisions	(972)	(3,269)	188	(1,329)
Extensions	26,311	36,713	6,467	38,897
Production	(2,488)	(5,535)	(883)	(4,294)

Total proved reserves at December 31, 2020	38,038	61,687	10,597	58,916

Proved Developed Reserves:
January 1, 2020	15,187	33,778	4,825	25,642
December 31, 2020	11,727	24,974	4,130	20,019

Proved Undeveloped Reserves:
January 1, 2020	—	—	—	—
December 31, 2020	26,311	36,713	6,467	38,897

The change in total proved reserves was primarily the result of recording approximately 39 MMBoe of new proved undeveloped reserves, which was a result of our successful drilling and completion program during 2020, partially offset by approximately 1 MMBoe reduction in revisions and approximately 4 MMBoe reduction in production during the year. The negative revisions were primarily the result of an approximate 6 MMBoe decrease in commodity prices partially offset by an increase of approximately 5 MMBoe related to well performance exceeding previous estimates.

For oil and NGL volumes, the pricing that was used for estimates of the Company’s proved reserves as of December 31, 2020 was based on the SEC pricing of $38.29 per Bbl West Texas Intermediate posted oil. For gas volumes, the pricing that was used for estimates of the Company’s proved reserves as of December 31, 2020 was based on the SEC pricing of $1.99 per MMBtu Henry Hub spot natural gas price for natural gas reserves. For oil and NGL volumes, the pricing that was used for estimates of the Company’s proved reserves as of December 31, 2019 was based on the SEC pricing of $55.85 per Bbl West Texas Intermediate posted oil. For gas volumes, the pricing that was used for estimates of the Company’s proved reserves as of December 31, 2019 was based on the SEC pricing of $2.58 per MMBtu Henry Hub spot natural gas price for natural gas reserves. All prices have been adjusted for transportation, quality and basis differentials.

The following table provides the standardized measure of discounted future net cash flows of the Acquired Properties at December 31, 2020:

(in thousands)	Year Ended December 31, 2020
Oil and gas producing activities:
Future cash inflows	$1,516,728
Future production costs	(583,626)
Future development costs	(520,558)
Future income tax expense	(7,963)

Future net cash flows	404,581
10% annual discount factor	(248,268)

Standardized measure of discounted future net cash flows	$156,313

The following table provides a rollforward of the standardized measure of discounted future net cash flows of the Acquired Properties for the year ended December 31, 2020:

(in thousands)	Year Ended December 31, 2020
Oil and gas producing activities:
Balance, beginning of year	$264,856
Extensions and discoveries	42,623
Estimated development costs incurred	—
Net changes in prices and production costs	(121,545)
Oil and natural gas sales, net of production costs	(41,573)
Changes in future development costs	165
Revisions of previous estimates	(9,091)
Accretion of discount	26,753
Net change to income taxes	(1,585)
Changes in timing and other	(4,290)

Standardized measure of discounted future net cash flows	$156,313